UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information concerning the amendments to the articles of incorporation of Bank of the Carolinas Corporation (the “Company”) set forth under “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2014, Bank of the Carolinas Corporation (the “Company”) filed articles of amendment with the North Carolina Department of the Secretary of State for the purpose of amending its articles of incorporation. These amendments were described in the Company’s definitive proxy statement for its special meeting of shareholders held on May 22, 2014. The definitive proxy statement was dated April 23, 2014, and was filed with the Securities and Exchange Commission on April 23, 2014. The Company’s shareholders approved these amendments at the special meeting of shareholders held on May 22, 2014. The Company reported the voting results from the special meeting in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 28, 2014.

The amendments effect three changes to the Company’s articles of incorporation: (1) an increase in the number of shares of common stock the Company is authorized to issue, (2) a change in the par value of the Company’s common stock, and (3) creation of a class of non-voting common stock. Each of these changes is described in more detail below.

Increase in Authorized Shares of Common Stock. The articles of amendment increased the number of shares of common stock the Company has the authority to issue from 15,000,000 shares to 580,000,000 shares.

Change in Par Value of Common Stock. The articles of amendment changed the par value of the Company’s common stock from $5.00 per share to no par value per share.

Creation of Class of Non-Voting Common Stock. Of the 580,000,000 shares of common stock authorized for issuance, 500,000,000 shares are designated as voting common stock and 80,000,000 shares are designated as non-voting common stock. Prior to the filing of the articles of amendment, the Company did not have a class of non-voting common stock authorized.

Shareholders who held shares of the Company’s common stock prior to the filing of the articles of amendment hold voting common stock after the filing of the articles of amendment. Each holder of voting common stock is entitled to one vote for each share of voting common stock held of record by such holder on all matters on which shareholders generally are entitled to vote. There are currently no shares of non-voting common stock outstanding. If shares of non-voting common stock are issued, the holders of non-voting common stock will have no voting power and will not be entitled to vote on any matter except as required by law or provided in the articles of amendment. In all other respects, the non-voting common stock will carry the same rights and privileges as voting common stock, including in respect of dividends and in respect of distributions upon any dissolution, liquidation, or winding up of the Company, and will be treated the same as the voting common stock, including in any merger, consolidation, share exchange, or other similar transaction.

If the Company splits, subdivides, or combines the outstanding shares of voting common stock or non-voting common stock, then the outstanding shares of the other class of common stock will likewise be split, subdivided, or combined in the same manner proportionately and on the same basis per share. No dividend payable in voting common stock will be declared on the non-voting common stock, and no dividend payable on the non-voting common stock will be declared on the voting common stock. In the case of a stock dividend, the voting common stock will receive such dividend in shares of voting common stock and the non-voting common stock will receive such dividend in shares of non-voting common stock.

The non-voting common stock has voting rights in limited circumstances. In addition to any vote required by law, the affirmative vote of a majority of the outstanding shares of non-voting common stock, voting separately as a class, will be required to amend, alter, or repeal any provision of the Company’s articles of incorporation if such amendment, alteration, or repeal adversely affects the powers, preferences, or rights of the non-voting common stock in a manner that is materially adverse from the effect of such amendment, alteration, or repeal on the voting common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Bank of the Carolinas Corporation, filed May 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer

Dated: June 3, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Bank of the Carolinas Corporation, filed May 28, 2014